Exhibit 3.1

                                  STATE OF UTAH
                              EXECUTIVE DEPARTMENT

                                 The Great Seal
                                       of
                                The State of Utah
                                      1896


                          Office of Secretary of State

                          Certificate of Incorporation

                                       of

                              LOADMATIC CORPORATION


     I, Clyde L. Miller, as Secretary of State of Utah, hereby certify that duplicate originals of Articles of Incorporation for the incorporation of

                              LOADMATIC CORPORATION

duly signed and verified pursuant to the provisions of the Utah Business Corporation Act, have been received in this office and are found to conform to the law.

     Accordingly,  the undersigned, as such Secretary of State, and by virtue of
the  authority   vested  in  him  by  law,  hereby  issue  this  Certificate  of
Incorporation of

                              LOADMATIC CORPORATION

and attaches hereby a duplicate original of the Articles of Incorpora- tion, File # 57082

                          In Testimony Whereof, I have
                        hereunto set my hand and affixed
                           the Great Seal of the State
                        of Utah at Salt Lake City, Utah,
                           this 21st day of June A.D.
                                      1972.

Division of Corporations
and
Commercial Code
State of Utah
(seal)
                               \S\ Clyde L. Miller
                               -------------------
                               SECRETARY OF STATE


                                                      \S\    Howard R. Hinton
                                                     ------------------------
                                                            AUTHORIZED PERSON

                            ARTICLES OF INCORPORATION

                                       OF

                             LOADAMATIC CORPORATION


     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation pursuant to the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

     The name of this corporation is LOADAMATIC CORPORATION.


                                   ARTICLE II

     The duration of this corporation is perpetual.


                                   ARTICLE III

     The purposes of this corporation are;

          (a) To invest in improved and unimproved real property, personal property and rights of every kind and variety.

          (b) To purchase, own, hold, sell, dispose of, and otherwise deal in securities, options, warrants, mortgages, notes, drafts, trade acceptances, contracts, royalties, patents, patent applications, copy- rights, franchises, leases and negotiable instruments of every kind and variety.

          (c) To lend money or property of any kind and to engage in all aspects of the financing business and to guaranty and secure the credit of individuals, associations and corporations, including the shareholders of this corporation, and in connection therewith to pledge any or all of the assets of this corporation, including its treasury stock, if any.

          (d) To borrow money, securities or property of any kind for the benefit of the corporation and in connection therewith to mortgage or pledge any or all of the assets of the corporation, including its treasury stock, if any.

          (e) To purchase, own, hold, transfer, pledge, sell and otherwise deal in and trade in the shares of its own capital stock or stock of other corporations.







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          (f) To sell, exchange, lease, mortgage or otherwise dispose of or encumber any or all of the assets of the corporation for the benefit of the corporation.

          (g) To generally engage in any other enterprise, and to do, or perform any act, or vocation calculated to be profitable to this corporation, and in conformity with law

     The purposes specified in the foregoing clauses shall, except as otherwise expressed, be in no way limited or restricted by reference to, or inference from, but the purposes specified in each of the fore- going clauses of these Articles shall be regarded as independent purposes. The corporation shall be vested with all powers necessary or convenient to lawfully effect any and all of the purposes for which it is organized.

                                   ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is THIRTY MILLION (30,060,000) shares of a par value of ONE CENT ($0.01) each. The total authorized capital of this corporation is THREE HUNDRED THOUSAND DOLLARS ($300,000.00). There shall be but one class of stock, of equal rights and preferences.

                                    ARTICLE V

     The corporation will not commence business until consideration of the value of at least ONE THOUSAND DOLLARS ($1,000.00) has been received for the issuance of shares.


                                   ARTICLE VI

     The shareholders of this corporation shall have no pre-emptive rights to acquire additional shares of the corporation.


                                   ARTICLE VII

     The address of the initial registered office of the corporation is.

                             LOADAMATIC CORPORATION
                               c/o George A. Chase
                              805 Newhouse Building
                           Salt Lake City, Utah 84lll

     The name of the initial registered agent at such address is:

                                 GEORGE A. CHASE







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                                  ARTICLE VIII

     The number of directors constituting the initial board of directors of the corporation is three (3) , and the names and the addresses of the persons who are to serve as such directors until the first annual meeting of shareholders or until their successors are elected and qualified are:


      George A  Chase, 805 Newhouse Building, Salt Lake City, Utah 84111

      Malcolm C. Petrie, 805 Newhouse Building, Salt Lake City, Ut. 84111

      Dean N. Rowell, 513 Deseret Building, Salt Lake City, Utah  84111

                                   ARTICLE IX

     The  private  property  of  the  stockholders.,   board  of  directors  and
incorporators of this corporation shall not be subject in the payment of the corporate debts in any amount or to any extent whatsoever.


                                    ARTICLE X

     The names and address of each incorporator are:

    George A  Chase, 805 Newhouse Building, Salt Lake City, Utah 84111

    Malcolm C. Petrie, 805 Newhouse Building, Salt Lake City, Ut. 84111

    Dean N. Rowell, 513 Deseret Building, Salt Lake City, Utah  84111


                                   ARTICLE XI

     Provision for the regulation of the internal affairs of the corporation and other miscellaneous provisions of these Articles of Incorporation are as follows:

          (a) At all shareholders meetings the number of shares entitled to vote which are properly represented thereat, either in person or by proxy, regardless of how small the number may be, shall constitute a quorum, except as 6therwise provided by law. The affir- mative vote of a majority of the shares so represented shall be necessary for the transaction of all business thereat; except as otherwise provided by law. All voting shall' be non-cumulative.

          (b) The corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own pledge and transfer its own







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     shares, however, such purchases whether direct or indirect may be made only to the extent of its unreserved and unrestricted capital surplus available therefor, or to the extent of its unreserved and unrestricted earned surplus available therefor, or as otherwise provided by law. Such shares so purchased or acquired shall be designated as treasury shares and may be sold, traded, pledged, ex- changed or otherwise disposed of in any manner and for any considera- tion whatsoever as the board of directors may determine, or the same may be cancelled and returned to the unissued capital stock account, as the board of directors may determine

          (c) The board of directors may, from time to time, distribute to the shareholders, in partial liquidation, out of the stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, subject only to such restrictions and limitations as are or may be imposed by law.

          (d) The board of directors of this corporation shall have power to indemnify or protect any of its officers, directors, agents or employees, against any loss or damage which they might sustain when acting in good faith in the performance of their regular or special corporate duties;

     IN WITNESS WHEREOF, we the undersigned incorporators have hereunto set our hands and seal this 20th day of June, 1972.



                                   \S\ George A. Chase
                                   -------------------
                                       George A. Chase

                                   \S\ Malcolm C. Petrie
                                   ---------------------
                                       Malcolm C. Petrie

                                   \S\ Dean W. Rowell
                                   ------------------
                                       Dean W. Rowell




















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Exhibit 3.2

                                  STATE OF UTAH
                               BUSINESS REGULATION

                                 The Great Seal
                                       of
                                The State of Utah
                                      1896



                            Certificate of Amendment

                                       of

                               CIGNAL OIL COMPANY



The Department of Business Regulation, Division of Corporations and Commercial Code, pursuant to the Utah Business Corporation Act, hereby issues a Certificate of Amendment to the Articles of Incorporation of CIGNAL OIL COMPANY, formerly LOADMATIC CORPORATION File No. #57082



                               Date this ..........24th.......... day of
 Division of Corporations      March........  A.D. 19 ...86...
            and
      Commercial Code
         State of Utah         /S/
                               --------------------------------------------
           (seal)              Director, Division of Corporation and
                               Commercial Code









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                                  AMENDMENT TO

                            ARTICLES OF INCORPOARTION

                              LOADMATIC CORPORATION

                                  STATE OF UTAH

                               COUNTY OF SALT LAKE


     Whereas, there was issued by the Secretary of State a Charter dated June 21, 1972, constituting and creating LOADMATIC CORPORATION a corpo- ration under the laws of this state with its principal place of business in Salt Lake City, Utah and a capital stock of Three Hundred Thousand ($300,000) Dollars divided into Thirty Million (30,000,000) shares of a par value of one cent each ($0.01) , empowering it to engage in any business activity in conformity with law.

     The undersigned President and Secretary of LOADMATIC CORPORATION hereby certify that ten (10) day notice was given to each shareholder by mail or personal contact, of the meeting of shareholders which was held on March 3, 1986, which notice stated the time and place of meeting and the purpose thereof.

     And further, that the meeting was duly held March 3, 1986, pursuant to such notice, and t he resolution was offered and adopted by majority vote of the outstanding shares entitled to vote, to amend the Articles as follows:

     1. That Article I be changed to read an follows:

                     "The name of this Corporation shall be
CIGNAL OIL COMPANY".

     2. That Article 7 be changed to read as follows:

            "The address of the registered office of the corporation

     is: CIGNAL OIL COMPANY, 231 West 800 South, Salt Lake City, Utah 84101.












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     3. The name of the registered agent at such address is "DEAN W. ROWELL".

               And further, the undersigned certify that the number of shares outstanding and entitled to vote at such stockholders meeting was 100,000 and the number of shares present and voting f or the above resolution was 100,000 shares, which is a majority of those entitled to vote, and the number present and voting against the resolution was none,

               And further, your petitioners certify that they have complied in all respects with Sections 16-10-54 through 16-10-60 Utah Code Annotated, 1953 as amended.



     WHEREFORE, they pray that the Articles of Incorporation of LOADMATIC CORPORATION be so amended.

                           SIGNED THS 19th DAY OF MARCH,  1986.


                                  \S\ Dean W. Rowell
                                  -----------------------------------
                                      Dean W. Rowell, President



ATTEST:  \S\  Pamela K. Nelson
         -----------------------------------
              Pamela K. Nelson, Secretary


STATE OF UTAH

COUNTY OF SALT LAKE

     On this 19th day of March, 1986, before me, Douglas W. Weaver, a notary public, personally appeared Dean W. Rowell and Pamela K. Nelson, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.

                             \S\   Douglas W. Weaver
                             -----------------------------------
                             Notary Public
                             Residing at Salt Lake City, Utah











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Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATTON
                                       OF
                               CIGNAL OIL COMPANY


     Cignal Oil Company, a corporation organized and existing under and by virtue of the General Corporation and Business Laws of the State of Utah,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Corporation resolutions ;were duly adopted setting forth two proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: that the Certificate of Incorporation of Cignal Oil Company be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

     "The name of this corporation is, Roatan Medical Technologies, Inc." And be it,

     FURTHER RESOLVED: that the Certificate of Incorporation of, Cignal Oil Company be amended by changing Article IV thereof so that, as amended , said Article shall read as follows:

               "The aggregate number of shares which this corporation shall have authority to issue is 35,000,000 shares, of which 30,000,000 shares shall be $.01 par value Common Stock and 5,000,000 shares shall be $.25 par value Preferred Stock. The Common Stock shall have voting rights of one vote per share. The Board of Directors may issue the Preferred Stock from time to time in one or more series, each series to have such voting rights, preference in dividends and in liquidation and such other rights, preferences and conditions as the Board of Directors may designate by an amendment to these Articles of Incorporation by action duly adopted without shareholder action and shareholder action shall not be required therefor. Fully-paid stock of this Corporation shall not be liable to any further call or assessment."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was dully called and held, upon notice in accordance with Section ss.16-lOa-705 of the General Corporation and Business Laws of the State of Utah at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section ss.16-10a-~003 of the General Corporation and Business Laws of the State of Utah.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS THEREOF, said Board of Directors has caused this certificate to be signed by Michael Richards, its Secretary, this 4th day of April, 1996.

CIGNAL OIL COMPANY

\S\    Michael Richards
 ----------------------
       Michael Richards, Secretary



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                                  STATE OF UTAH
                             Department of Commerce

                                 The Great Seal
                                       of
                                The State of Utah
                                      1896



                                  CERTIFICATION

                                OF GOOD STANDING


THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE HEREBY CERTIFIES THAT

                        ROATAN MEDICAL TECHNOLOGIES, INC.


is a Utah corporation and is qualified to transact business in the State of Utah, and that its most recent annual report required by Utah law has been filed, and that Articles of Dissolution have not been filed. A Certificate of Incorporation was issued from this office on June 21, 1972 and said corporation is in good standing, as appears of record in the offices of the Division.

This certification is not included to reflect financial condition, business activity or practices of this corporation.

                  File No.  #57082



                           Date this ..........19th.......... day of
                           ..........April.........  A.D. 19 ...96...

                            Division of Corporations
                                       and
                                 Commercial Code
                                  State of Utah
                                     (seal)

                                        /S/  Korla T. Woods
                                        -------------------
                                        Director, Division of Corporation and
                                        Commercial Code




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                               SECRETARY OF STATE

                         THE GREAT SEAL OF THE STATE OF
                               ALL FOR OUR COUNTRY
                                     NEVADA

                                 STATE OF NEVADA


                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ROATAN MEDIAL TECHNOLOGIES. INC. did on the TWENTY-FOURTH day of JUNE, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on this TWENTY-FOURTH day of JUNE, 1996.


                                                  \S\Dean Heller
                                                  --------------
                                                     Secretary of State

                                         By       \S\Certification Clerk\
                                                  -----------------------
                                                       Certification Clerk

THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA






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Exhibit 3.4

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUN 24 1996
13841-96


                           ARTICLES OF INCORPORATION

                                       OF

                        ROATAN MEDICAL TECHNOLOGIES, INC.



     That we, the undersigned, have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Nevada pursuant to Nevada Revised Statutes Chapter 78, and do hereby adopt the following Articles of Incorporation.


                                    ARTICLE I
                               Name of Corporation

     The name of this Corporation shall be Roatan Medical Technologies, Inc.


                                   ARTICLE II
                                 Resident Agent

     This Corporation hereby appoints Corporate Services Company, 516 South 4th Street, Las Vegas, Nevada 89101 with a mailing address of P.O. Box 7346, Las Vegas, Nevada 89l25-2346 as Resident Agent of this Corporation. The Board of Directors may, at any time, effect the revocation of this or any other appointment of such agent.


                                   ARTICLE III
                                      Stock

     Thee authorized capital stock of this Corporation shall be: thirty million (30,000,000) shares of Common Stock, having a par value of $0.01 per share and five million (5,000,000) shares of Preferred Stock, having a par value of $0.25 per share. The board of directors is authorized to fix and determine in a resolution the classes, series and numbers of each class or series as provided in NRS 78.195 and 78.196.


                                   ARTICLE IV
                               Board of Directors

     The business and affairs of this Corporation shall he conducted by a Board of Directors of not less than one (1) nor more than seven (7) members, as established from time to time by said Board. The following named persons and their addresses shall constitute the first Board of Directors, the size of which is set at three:

         Wihelm H. Liesner
         400 N. St. Paul, Suite 950
         Dallas, Texas 75201


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         Vann Phillips
         400 N. St Paul, Suite 950
         Da1las, Texas 75201

         Tanja Leonard
         400 N. St Paul, Suite 950
         Dallas, Texas 75201

                                    ARTICLE V
                                  Incorporators

     The incorporator of the Corporation and his address is as follows:

                  Gary R. Blume, Esq.
                  Gary R. Blume, P.C.
                  11801 North Tatum Boulevard, Suite 108
                  Phoenix, Arizona 85028


     IN WITNESS WHEREOF, the undersigned have caused these Articles to be executed as of the _____20th_____day of _____June_____, 1996.


         \S\   Gary R. Blume
        --------------------
               Gary R. Blume


         STATE OF ARIZONA

         County of Maricopa

     On this, the _____20th_____ day of _____June_____, 1996 before me, the undersigned Notary Public, personally appeared Gary R. Blume known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same for the purposes therein contained

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                       \S\ Lori A. VanDaele
                                       --------------------
                                           Notary Public
         My Commission Expires:

                                        "OFFICIAL SEAL"
               11/4/99                    Lori VanDaele
         ------------------
                                       Notary Public-Arizona
                                          Maricopa County






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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUN 24 1996
3841-96


                   Acceptance of Appointment by Resident Agent
                                       of
                        ROATAN MEDICAL TECHNOLOGIES, INC.


Corporate Services Company , having been designated to act as Resident Agent, hereby consents' to act in that capacity for the above named corporation in accordance with applicable law.


                  By: \S\                                   ,Manager
                      ----------------------------------------------
                         Signature of Resident Manager

                  DATED:   June 24, 1996













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Exhibit 3.5



FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 23 1996
No. C13841-96
/S/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                               ARTICLES OF MERGER
                                       OF
                        ROATAN MEDICAL TECHNOLOGIES, INC.
                          a Utah corporation, CO#057082


                                      INTO
                        ROATAN MEDICAL TECHNOLOGIES, INC.
                              a Nevada corporation,


     Pursuant to the Utah Revised Business Corporation Act 16-10a-1105, the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

     1. Plan of  Merger.  The plan of merger is set forth on  Exhibit A attached
hereto  and  is   incorporated   herein  by  this   reference.   Roatan  Medical
Technologies, Inc. a Nevada corporation, is the Surviving Corporation.

     2.  Outstanding   Shares.   The  number  of  shares  outstanding  for  each
corporation named in the plan of merger was as follows:

         Roatan Medical Technologies, Inc.
         a Utah corporation                                   3,480,000


         Roatan Medical Technologies, Inc.                         0
              a Nevada corporation

State of Utah  Department of Commerce  Division of  Corporations  and Commercial
Code

I Hereby certify that the foregoing has been filed and approved on the __29th__ day of July, 1996 in the office of this Division and hereby issue this Certificate thereof. Examiner \S\______________Date 7-29-96

                                    \S\ Korla T. Woods
                                    ------------------
                                    Division Director

     3. Approvals. All issued and outstanding shares of Roatan Medical Technologies, Inc. a Utah corporation were voted in favor of the plan of merger. There are no shareholders of Roatan Medical Technologies, Inc., a Nevada corporation.

     4. Agreements. The Surviving Corporation hereby agrees that:

          (a) it  may be  served  with  process  in the  State  of  Utah  in any proceeding for the enforcement of any obligation of the disappearing corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such disappearing corporation against the Surviving Corporation;

          (b) the Utah Secretary of State may accept service in any such proceeding on behalf of the Surviving Corporation, or service may be had on this Corporation's agent as appointed in its application for authority to do business in the State of Utah; and


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          (c) it will pay to any dissenting shareholder of the disappearing corporation the amount, if any, to which any dissenting shareholder may be entitled under the provisions of 16-10a-1302, 16-10a-1303 et. seq. of the Utah Revised Business Corporation Act, as amended.


     IN WITNESS WHEREOF, t he undersigned have hereunto set their hands as of the _____9th_____ day of ___July ,1996.

                                      Roatan Medical Technologies, Inc.
                                      a Utah corporation

                                      By: \S\ Wilhelm H. Leisner
                                          ----------------------
                                               President

                                      By: \S\ Tanja Leonard
                                          -----------------
                                               Secretary

                                      Roatan Medical Technologies, Inc.
                                      a Nevada corporation

                                      By: \S\ Wilhelm H. Leisner
                                          ---------------------
                                               President

                                      By: \S\ Tanja Leonard
                                          -----------------
                                               Secretary

STATE OF ___Texas___)

County of ____Dallas___)

         On this _____9th_____day of _____July_____, 1996, befr me, the undersigned Notary Public, personally appeared Wilhelm H. Leisner and Tanja Leonard the President and Secretary of Roatan Medical Technologies, Inc. a Utah corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein by signing the name of the corporation themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                \S\ Denise M. Schleizer
                                                 ---------------------
                                                Notary Public

         My Commission Expires:
                     8-24-97

                                                           (SEAL)
                                                       Denise M. Schleizer
                                                       Notary Public
                                                       STATE OF TEXAS










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Exhibit 3.6


FILED
AUG 07 2000
C 13841-96
Dean Heller
Secretary of State

DEAN HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786

                                 Certificate of
                                    Amendment
                           PURSUANT TO NRS 78.385 and
                                     78.390


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock


1. Name of corporation:           Roatan Medical Technologies, Inc.
                       ------------------------------------------------------


2. The articles have been amended as follows (provide article numbers, if available):

     The name of the corporation is:

                       Technology Acquisition Corporation


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have vored in favor of the amendment is 2,947,000 or 64%.

4. Signatures (Required):

\S\ Wilhelm H. Leisner, Pres.               \S\ Tanja Leonard
-----------------------------               ------------------
President or Vice President         and     Secretary or Asst. Secretary

















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